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                                                                Exhibit 99.1

                                                                News Release

FOR IMMEDIATE RELEASE
ST. LOUIS, MISSOURI
JUNE 1, 2005

                    ANGELICA HIRES VAN VLIET AS PRESIDENT

St. Louis, Missouri (June 1, 2005) - Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, announced today that it had hired David Van Vliet effective June 6, 2005 as President and Chief Operating Officer. Steve O'Hara will continue as Chief Executive Officer.

Most recently, Mr. Van Vliet was President & CEO of Growing Family, Inc., a leader in infant photography in hospitals and customized marketing to young families. Prior to Growing Family, Mr. Van Vliet held sales and marketing positions with Nabisco, Jacobs Suchard/E. J. Brach, Inc., and Procter & Gamble. Mr. Van Vliet, a 1977 graduate of Dartmouth College, will relocate to Angelica's Atlanta offices and oversee all operations.

Commenting on the appointment, Steve O'Hara, Chief Executive Officer, noted, "We are delighted to be adding an executive of Dave's caliber to Angelica. Dave's experience in providing world class customer service to the healthcare industry will be invaluable to us as we seek to widen our lead in healthcare linen services. Providing unsurpassed customer service is the cornerstone of everything we seek to accomplish, including increased organic revenue growth and gross margin improvement. Dave's expertise in this area is a major addition to Angelica."

Separately, Angelica announced that Paul Anderegg had resigned as President of Angelica Textile Services. These operations will now report directly to Mr. Van Vliet. Mr. O'Hara said, "We are very grateful to Paul Anderegg for his five years of leadership. Paul contributed significantly to our growth the last few years, during a period of excessive energy costs and labor strife. We wish him well in his future endeavors."

Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com

FORWARD-LOOKING STATEMENTS

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but


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are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, ability to mitigate work disruptions at our plants arising from a union's corporate campaign against the Company, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.

For additional information contact:

STEVE O'HARA
CEO or
COLLEEN HEGARTY
DIRECTOR OF INVESTOR RELATIONS            JOHN MILLS
ANGELICA CORPORATION                      INTEGRATED CORPORATE RELATIONS, INC.
TELE: (314) 854-3800                      (310) 395-2215

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